Interactive Intelligence Reports Third-Quarter 2012 Financial Results
Growth of cloud business continues to be strong with cloud-based orders increasing 53 percent to
41 percent of total orders

INDIANAPOLIS, Nov. 1, 2012 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of unified IP business communications solutions, has announced operating results for its three and nine months ended Sept. 30, 2012.

“We continue to execute well against our operating plan,” said Interactive Intelligence founder and CEO, Dr. Donald Brown. “We are successfully moving up-market, winning business with some of the world’s largest global companies, and continuing to take advantage of the market shift toward cloud-based contact center deployments. The number of new cloud-based customers in the third quarter of 2012 was the highest in our company’s history and it’s growing at a rate that’s significantly outpacing the market.

“The shift to our cloud model is accelerating and will continue to result in more revenues being deferred to future quarters leading to greater overall growth of recurring revenues,” continued Brown. “We remain committed to investing in our sales, marketing and development infrastructure to accelerate the momentum in the business, which we expect to lead to further market share gains and increased shareholder value. Given our strong and growing pipeline of opportunities worldwide in the fourth quarter, we now expect cloud-based orders to represent more than 35 percent of total orders in 2012, up from our previous expectation of 30 to 32 percent. We are maintaining our full-year total order growth target of 20 percent.”

Third-Quarter 2012 Financial Highlights:
-
Orders: Total orders grew by 18 percent from the third quarter of 2011, while cloud-based orders were up 53 percent over the same quarter last year and comprised 41 percent of total orders. The company signed 37 contracts over $250,000 including nine over $1.0 million, up from 17 and three, respectively, in the third quarter of 2011.

-
Revenues: Total revenues were $59.3 million, an increase of 14 percent over the third quarter of 2011. Recurring revenues, which include both maintenance and support from perpetual license agreements and cloud-based revenues, increased 18 percent to $29.2 million and accounted for 49 percent of total revenues. Cloud-based revenues increased 46 percent to $5.4 million. Product revenues were $22.3 million and services revenues were $7.8 million, compared to $21.6 million and $5.8 million, respectively, for the same quarter last year.

-
Total Deferred Revenues: Deferred revenues increased to $83.2 million as of Sept. 30, 2012, from $65.7 million as of Sept. 30, 2011. In addition, the amount of future unbilled cloud-based revenues as of Sept. 30, 2012 increased to $60.4 million from $29.5 million as of Sept. 30, 2011. The combination of deferred revenues and future unbilled cloud-based revenues was $143.6 million, up 51 percent from $95.2 million as of Sept. 30, 2011.

-
Operating Income: GAAP operating loss was $915,000 for the third quarter of 2012, compared to $4.7 million of GAAP operating income in the same quarter last year. Non-GAAP* operating income was $1.5 million for the third quarter of 2012, compared to $6.6 million in the third quarter of 2011.

-
Net Income: GAAP net loss for the third quarter of 2012 was $445,000, or $0.02 per diluted share based on 19.3 million weighted average diluted shares outstanding. This compares to GAAP net income for the same quarter last year of $3.3 million, or $0.16 per diluted share based on 19.9 million weighted average diluted shares outstanding.

Non-GAAP net income for the third quarter was $1.9 million, or $0.10 per diluted share. This compares to non-GAAP net income of $5.8 million, or $0.29 per diluted share for the same quarter last year.

-	Cash, Cash Equivalents and Investments: As of Sept. 30 2012, Interactive Intelligence had cash, cash equivalents and investments of $75.8 million.

-	Cash Flows: During the third quarter of 2012, the company generated $7.9 million in cash flow from operations and used $11.3 million for an acquisition and $5.8 million for capital expenditures.

First Nine Months 2012 Financial Highlights:
-
Orders: Total orders increased 17 percent compared to the first nine months of 2011, while cloud-based orders were up 50 percent over the same period last year. The company signed 90 contracts over $250,000 including 23 over $1.0 million, up from 76 and 11, respectively, in the same period last year.

-
Revenues: Total revenues were $166.8 million, an increase of 10 percent over the first nine months of 2011. Recurring revenues increased 25 percent to $85.2 million. Cloud-based revenues increased 58 percent year-over-year to $15.4 million. Product revenues were $61.4 million and services revenues were $20.2 million, compared to $66.2 million and $17.4 million, respectively, in the same quarter last year.

-
Operating Income: GAAP operating loss was $2.4 million for the first nine months of 2012, compared to $15.1 million of operating income in the same period last year. Non-GAAP operating income was $4.3 million for the first nine months of 2012, compared to $20.6 million in the first nine months of 2011. The year-over-year decline in operating income resulted from revenues being deferred to future quarters and the increased investment in sales, marketing, and research and development to expand the company’s product leadership and share in the cloud-based market.

-
Net Income: GAAP net loss was $1.4 million, or $0.07 per diluted share, based on 19.2 million weighted average diluted shares outstanding. This compares to GAAP net income for the first nine months of 2011 of $10.2 million, or $0.51 per diluted share based on 19.9 million weighted average diluted shares outstanding. The expected annual effective tax rate is 31 percent, including one-time current period benefits recorded in the third quarter of 2012 related to completing 2011 tax returns.

Non-GAAP net income was $4.3 million, or $0.23 per diluted share compared to non-GAAP net income for the first nine months of 2011 of $17.6 million, or $0.88 per diluted share.

* A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Additional Third-Quarter 2012 and Recent Highlights:
-	Interactive Intelligence received Frost & Sullivan’s Company of the Year, Contact Center Systems North America, 2012 Award and the 2012 Nemertes Research IP Contact Center PilotHouse Award.

-	Interactive Intelligence released an upgraded version of Interaction Process Automation™ (IPA), which was designed for faster business process development, reduced costs and improved ease of use.

-	Software Magazine named Interactive Intelligence among the World's Top 500 Software and Service Providers.

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Interactive Intelligence received Joint Interoperability Test Command (JITC) certification for the latest versions of its Customer Interaction Center™ (CIC) software suite. This certifications ensures compliance with certain Department of Defense standards, while helping speed government sales cycles and reduce deployment time.

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Effective Aug. 1, 2012, Interactive Intelligence acquired Bay Bridge Decision Technologies, a leading U.S. supplier of contact center forecasting, capacity planning and strategic analysis technology. The acquisition enables Interactive Intelligence to bridge the gap between its basic workforce management features and the advanced forecasting and planning capabilities in the Bay Bridge products to offer a strategic solution for mid-size and large contact centers.

Interactive Intelligence will host a conference call today at 4:30 p.m. Eastern time (EDT) featuring Dr. Brown and the company's CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, please dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence third-quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence
Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of contact center automation, unified communications, and business process automation software and services. The company's unified IP business communications solutions, which can be deployed on-premise or via the cloud, are ideal for industries such as financial services, insurance, outsourcers, collections, and utilities. Interactive Intelligence was founded in 1994 and has more than 4,500 customers worldwide. The company is among Forbes Magazine's 2011 Best Small Companies in America and Software Magazine's 2012 Top 500 Global Software and Service Providers. It employs more than 1,300 people and is headquartered in Indianapolis, Indiana. The company has offices throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: www.inin.com.

Non-GAAP Measures
The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments and exclude non-cash stock-based compensation expense for stock options, the amortization of certain intangible assets related to acquisitions by the company and non-cash income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and amortization of intangibles related to acquisitions are non-cash and certain amounts of income tax expense are non-cash. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, non-cash income tax expense amounts and amortization of intangibles related to acquisitions can vary significantly between companies, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude stock-based compensation expense related to stock options, non-cash income tax amounts and amortization of intangibles related to acquisitions for its internal budgets.

Forward Looking Statements
This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence
+1 317.715.8412
steve.head@inin.com

Seth Potter
Investor Relations
ICR, Inc.
+1 646.277.1230
seth.potter@icrinc.com

Christine Holley
Senior Director of Market Communications
Interactive Intelligence
+1 317.715.8220
christine.holley@inin.com

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Product	$22,322	$21,616	$61,419	$66,248
Recurring	29,186	24,759	85,223	68,177
Services	7,766	5,765	20,181	17,426
Total revenues	59,274	52,140	166,823	151,851
Costs of revenues:
Product	5,935	6,689	17,587	19,277
Recurring	8,096	6,479	23,174	17,574
Services	6,298	4,158	16,072	11,789
Amortization of intangible assets	35	35	105	105
Total cost of revenues	20,364	17,361	56,938	48,745
Gross profit	38,910	34,779	109,885	103,106
Operating expenses:
Sales and marketing	19,920	15,223	56,598	44,700
Research and development	11,950	9,243	33,296	26,104
General and administrative	7,579	5,326	21,410	16,445
Amortization of intangible assets	376	302	1,027	760
Total operating expenses	39,825	30,094	112,331	88,009
Operating income (loss)	(915)	4,685	(2,446)	15,097
Other income:
Interest income, net	216	165	565	300
Other income (expense)	26	172	(66)	262
Total other income	242	337	499	562
Income (loss) before income taxes	(673)	5,022	(1,947)	15,659
Income tax expense (benefit)	(228)	1,741	(583)	5,456
Net income (loss)	$(445)	$3,281	$(1,364)	$10,203
Other comprehensive income (loss):
Foreign currency translation adjustment	$9	$(176)	$(774)	$(176)
Net unrealized investment gain	172	105	354	62
Comprehensive income (loss)	$(264)	$3,210	$(1,784)	$10,089

Net income (loss) per share:
Basic	$(0.02)	$0.17	$(0.07)	$0.55
Diluted	(0.02)	0.16	(0.07)	0.51

Shares used to compute net income (loss) per share:
Basic	19,283	18,816	19,199	18,648
Diluted	19,283	19,946	19,199	19,890

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Recurring revenue, as reported	$29,186	$24,759	$85,223	$68,177
Purchase accounting adjustments	144	64	344	162
Non-GAAP recurring revenue	$29,330	$24,823	$85,567	$68,339

Recurring revenue gross profit as reported	$21,090	$18,280	$62,049	$50,603
Purchase accounting adjustments	144	64	344	162
Non-cash stock-based compensation expense	135	119	388	328
Non-GAAP recurring revenue gross profit	$21,369	$18,463	$62,781	$51,093
Non-GAAP recurring revenue gross margin	72.9%	74.4%	73.4%	74.8%
	.		.
Services revenue, as reported	$7,766	$5,765	$20,181	$17,426
Purchase accounting adjustments	-	-	-	48
Non-GAAP services revenue	$7,766	$5,765	$20,181	$17,474

Services revenue gross profit as reported	$1,468	$1,607	$4,109	$5,637
Purchase accounting adjustments	-	-	-	48
Non-cash stock-based compensation expense	44	36	120	71
Non-GAAP services revenue gross profit	$1,512	$1,643	$4,229	$5,756
Non-GAAP services revenue gross margin	19.5%	28.5%	21.0%	32.9%

Total revenue, as reported	$59,274	$52,140	$166,823	$151,851
Purchase accounting adjustments	144	64	344	210
Non-GAAP total revenue	$59,418	$52,204	$167,167	$152,061

Gross profit	$38,910	$34,779	$109,885	$103,106
Purchase accounting adjustments	179	99	449	315
Non-cash stock-based compensation expense	179	155	508	399
Non-GAAP gross profit	$39,268	$35,033	$110,842	$103,820
Non-GAAP gross margin	66.1%	67.1%	66.3%	68.3%

Operating income (loss), as reported	$(915)	$4,685	$(2,446)	$15,097
Purchase accounting adjustments	647	476	1,719	1,482
Non-cash stock-based compensation expense	1,734	1,411	5,026	4,004
Non-GAAP operating income	$1,466	$6,572	$4,299	$20,583
Non-GAAP operating margin	2.5%	12.6%	2.6%	13.5%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income (loss), as reported	$(445)	$3,281	$(1,364)	$10,203
Purchase accounting adjustments:
Increase to revenues:
Recurring	144	64	344	162
Services	-	-	-	48
Reduction of operating expenses:
Customer relationships	331	257	892	625
Technology	35	35	105	105
Non-compete agreements	45	45	135	135
Acquisition costs	92	75	243	407
Total	647	476	1,719	1,482
Non-cash stock-based compensation expense:
Cost of recurring revenues	135	119	388	328
Cost of services revenues	44	36	120	71
Sales and marketing	606	458	1,708	1,283
Research and development	505	392	1,375	1,196
General and administrative	443	406	1,435	1,126
Total	1,734	1,411	5,026	4,004
Non-cash income tax expense (benefit)	(28)	636	(1,039)	1,912
Non-GAAP net income	$1,908	$5,804	$4,342	$17,601

Diluted EPS, as reported	$(0.02)	$0.16	$(0.07)	$0.51
Purchase accounting adjustments	0.03	0.02	0.09	0.07
Non-cash stock-based compensation expense	0.09	0.07	0.26	0.20
Non-cash income tax expense (benefit)	(0.00)	0.04	(0.05)	0.10
Non-GAAP diluted EPS	$0.10	$0.29	$0.23	$0.88

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,438	$28,465
Short-term investments	30,102	40,589
Accounts receivable, net	55,442	56,331
Deferred tax assets, net	11,340	8,952
Prepaid expenses	14,658	11,474
Other current assets	5,667	4,966
Total current assets	146,647	150,777
Long-term investments	16,238	23,415
Property and equipment, net	25,336	18,304
Long-term deferred tax assets, net	132	-
Goodwill	35,777	22,696
Intangible assets, net	23,136	15,029
Other assets, net	3,044	2,581
Total assets	$250,310	$232,802

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$21,907	$16,545
Accrued compensation and related expenses	8,273	8,870
Deferred product revenues	4,836	3,870
Deferred services revenues	62,650	57,423
Total current liabilities	97,666	86,708
Long-term deferred revenues	15,711	14,141
Deferred tax liabilities, net	-	1,688
Other long-term liabilities	287	291
Total liabilities	113,664	102,828

Shareholders' equity:
Preferred stock	-	-
Common stock	193	190
Additional paid-in-capital	128,097	119,644
Accumulated other comprehensive loss	(613)	(193)
Retained earnings	8,969	10,333
Total shareholders' equity	136,646	129,974
Total liabilities and shareholders' equity	$250,310	$232,802

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2012	2011

Operating activities:
Net income (loss)	$(1,364)	$10,203
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, amortization and other non-cash items	6,718	4,388
Stock-based compensation expense	5,027	4,004
Tax benefits from stock-based payment arrangements	(204)	(1,658)
Deferred income tax	(4,784)	827
Amortization (accretion) of investment premium (discount)	641	(1,261)
Gain on disposal of fixed assets	25	-
Changes in operating assets and liabilities:
Accounts receivable	2,800	(2)
Prepaid expenses	(3,011)	(3,706)
Other current assets	(684)	623
Other assets	(463)	(288)
Accounts payable and accrued liabilities	6,348	(2,873)
Accrued compensation and related expenses	(967)	(2,597)
Deferred product revenues	423	2,445
Deferred services revenues	4,922	6,519
Net cash provided by operating activities	15,427	16,624

Investing activities:
Sales of available-for-sale investments	43,487	55,596
Purchases of available-for-sale investments	(26,111)	(83,083)
Purchases of property and equipment	(12,609)	(7,439)
Acquisitions, net of cash	(22,651)	(13,376)
Unrealized gain on investment	1	-
Net cash used in investing activities	(17,883)	(48,302)

Financing activities:
Proceeds from stock options exercised	2,989	5,962
Proceeds from issuance of common stock	489	387
Employee taxes withheld for restricted stock units	(253)	-
Tax benefits from stock-based payment arrangements	204	1,658
Net cash provided by financing activities	3,429	8,007

Net increase (decrease) in cash and cash equivalents	973	(23,671)
Cash and cash equivalents, beginning of period	28,465	48,300
Cash and cash equivalents, end of period	$29,438	$24,629

Cash paid during the period for:
Interest	$-	$2
Income taxes	5	2,539

Other non-cash item:
Purchases of property and equipment payable at end of period	(615)	(14)

Supplemental Data
(Dollars in thousands)
(unaudited)

	2011					2012
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3
Margins (GAAP):
Product	70.2%	73.6%	69.1%	78.7%	73.4%	70.9%	69.5%	73.4%
Recurring	74.5%	74.0%	73.8%	74.5%	74.0%	73.8%	72.4%	72.3%
Services	40.3%	28.0%	27.9%	22.7%	29.9%	19.7%	22.6%	18.9%
Overall	68.1%	68.9%	66.7%	71.1%	68.8%	66.8%	65.2%	65.6%

Year-over-year Revenue Growth (GAAP):
Product	31.5%	33.7%	7.3%	9.0%	18.7%	-4.8%	-18.8%	3.3%
Recurring	30.3%	35.1%	45.7%	22.8%	33.0%	31.1%	27.2%	17.9%
Services	87.7%	30.4%	26.3%	4.3%	31.6%	-8.4%	23.5%	34.7%
Overall	36.3%	33.9%	24.6%	13.9%	26.0%	10.6%	5.4%	13.7%

Orders:
Over $1 million	3	5	3	6	17	6	8	9
Between $250,000 and $1 million	24	27	14	31	96	11	28	28

Number of new customers	65	81	55	104	301	60	67	65

Average new customer order:
Overall	$275	$240	$314	$256	$267	$237	$349	$408
Cloud-based	488	282	2,820	599	678	748	557	820